AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement is made and entered into by EMBREX, INC., a North Carolina corporation, ("Employer") and Randall L. Marcuson ("Employee"). Employer and Employee may be collectively referred to as "the parties".
         WHEREAS, the parties entered into an Employment Agreement dated January 1, 1990 (the "Agreement");
         WHEREAS, Employee continues to be employed by Employer; and WHEREAS, the parties both desire to amend the prior Employment
Agreement as set forth below.
         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend their prior Agreement as follows:
         The Agreement is hereby amended by deleting Paragraph 12, Termination and Liquidated Damages and inserting in lieu thereof the following:
         12. SEVERANCE. If Employer terminates Employee's employment under this Agreement without cause, then Employee shall be entitled to receive from Employer an amount equal to 18 months of Employee's then current salary, payable in 18 equal monthly installments, without interest, commencing one month after termination.
         IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement this the 21st day of May, 1996.



                                                     Randall L. Marcuson
                                                     Employee

                                                     EMBREX, INC.


                                                     By:C.E. Austin



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